SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2005
CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625

(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
904 Caribbean Drive
Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)
(408) 541-4191

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On July 20, 2005, Cepheid received and executed an advance authorization letter with Northrop Grumman Security Systems, LLC (“NGSS”) pursuant to which Cepheid was authorized to proceed with the fabrication of approximately 2.3 million Cepheid cartridges for the NGSS-led Biohazard Detection System Program developed for the United States Postal Service. Delivery of the units is expected to take place between August 31, 2005 and September 29, 2006.
The letter contemplates that a Purchase Order related to this advance authorization letter will be finalized during August 2005. In the event that NGSS does not proceed with a purchase order, NGSS has agreed to reimburse Cepheid for any actual and verifiable expenses incurred in fabricating cartridges up to that point in time.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID
Date: August 5, 2005	By:	/s/ John L. Bishop
		Name:	John L. Bishop
		Title:	Chief Executive Officer